Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated October 31, 2017, relating to the balance sheet of Nebula Acquisition Corporation as of October 16, 2017, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from October 2, 2017 (inception) to October 16, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 18, 2017